Burke & Herbert Financial Services Corp. Announces Fourth Quarter and Full Year 2025 Results and Declares Common Stock Dividend
For Immediate Release
January 22, 2026
Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter and the year ended December 31, 2025. In addition, at its meeting on January 22, 2026, the board of directors declared a $0.55 per share regular cash dividend to be paid on March 2, 2026, to shareholders of record as of the close of business on February 13, 2026.
From David P. Boyle, Company Chair and Chief Executive Officer
“Our fourth quarter 2025 results are a fitting cap to a year marked by disciplined execution. Our balance sheet remains strong and well-positioned, asset quality metrics improved, and we once again delivered top quartile returns compared to our peers. At the beginning of the year, we set goals to achieve a more granular, diverse and relationship-based loan portfolio, to grow our core deposits and non-interest income by delivering our full suite of products and services, and to continue our expansion into new and existing markets. We accomplished those goals and I am incredibly proud of the teamwork demonstrated across the Company to deliver what we said we would. By staying true to our core values of serving & leading, delivering more, elevating everyone, and always being invested in the long-term success of those around us, the foundation as we enter 2026 is solid. I’m grateful for the support of our shareholders and look forward to delivering increased value for them, our customers, our employees, and our communities.”
Q4 2025 Highlights
•For the quarter, net income applicable to common shares totaled $30.0 million, and diluted earnings per common share (“EPS”) was $1.98.
•For the quarter, the annualized return on average assets was 1.49% and the annualized return on average equity was 14.14%.
•For the twelve months ended December 31, 2025, net income applicable to common shares totaled $116.4 million, and diluted earnings per common share was $7.72.
•For the twelve months ended December 31, 2025, the return on average assets was 1.48% and the return on average equity was 14.76%.
•Ending total gross loans were $5.4 billion and ending total deposits were $6.4 billion; ending loan-to-deposit ratio was 84.1%. The net interest margin (non-GAAP1) was 4.11% for the three months ended December 31, 2025 and 4.14% for the twelve months ended December 31, 2025.
•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $4.8 billion at the end of the fourth quarter.
•Asset quality metrics remain within the Company’s moderate risk profile with adequate reserve coverage.
•The Company continues to be well-capitalized, ending the quarter with 13.2%2 Common Equity Tier 1 capital to risk-weighted assets, 15.9%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 10.9%.2

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) Ratios as of December 31, 2025, are estimated.

•Donations made by the Burke & Herbert Bank Foundation in support of communities across our footprint surpassed $1 million.
•On December 18, 2025, the Company and LINKBANCORP, Inc. (“LINK”) (Nasdaq: LNKB) announced the signing of a definitive merger agreement under which LINK will merge with and into the Company in an all-stock transaction (the “transaction”). When and if the proposed transaction is completed, the combined organization will create a financial holding company with approximately $11 billion in assets and more than 100 locations across Delaware, Kentucky, Maryland, Pennsylvania, Virginia, and West Virginia, with more than 1,000 employees serving our communities. Completion of the proposed transaction is subject to receiving the requisite approvals of the Company's and LINK's shareholders, receipt of all required regulatory approvals, and fulfillment of other customary closing conditions.
Results of Operations
Fourth Quarter 2025 compared to Third Quarter 2025
The Company reported fourth quarter 2025 net income applicable to common shares of $30.0 million, or $1.98 per diluted common share, compared to third quarter 2025 net income applicable to common shares of $29.7 million, or $1.97 per diluted common share.
•Period-end total gross loans were $5.4 billion at December 31, 2025, a decrease of $171.8 million from September 30, 2025, as the Company exited approximately $201.5 million of non-strategic loans while originating $383.3 million of new, relationship-based loan commitments.
•Period-end total deposits were $6.4 billion at December 31, 2025, a decrease of $8.1 million from September 30, 2025. Excluding a $60.0 million decrease in brokered deposits, core deposits increased $51.9 million.
•Net interest income for the quarter was $74.9 million compared to $73.8 million in the prior quarter due to a decrease in interest expense of $1.2 million. The decrease in total interest expense was primarily driven by lower deposit costs from a decrease in the balance of brokered time deposits and lower rates on certain deposit products.
•Net interest margin on a fully taxable equivalent basis (non-GAAP1) increased to 4.11% versus 4.08% in the third quarter of 2025, mainly attributable to a decrease in yield on interest-bearing liabilities compared to the third quarter of 2025.
•Accretion income on loans during the quarter was $8.7 million, and the amortization expense impact on interest expense was $1.4 million, or 39.3 bps of net interest margin on an annualized basis in the fourth quarter of 2025. In the prior quarter, accretion income on loans during the quarter was $8.2 million, and the amortization expense impact on interest expense was $1.4 million, or 36.7 bps of net interest margin on an annualized basis.
•The cost of total deposits, including non-interest bearing deposits, was 1.80% in the fourth quarter of 2025, compared to 1.87% in the third quarter of 2025. The decrease in the cost of deposits was mostly due to a decrease in the rate paid on interest-bearing deposits compared to the third quarter of 2025.
•The Company recorded credit provision expense in the fourth quarter of 2025 of $136 thousand and the Company’s allowance for credit losses at December 31, 2025, was $67.8 million, or 1.3% of total loans.
•Total non-interest income for the fourth quarter of 2025 was $11.6 million compared to $11.6 million in the prior quarter. While collection of death proceeds from company-owned life insurance increased non-interest income by $1.7 million in the fourth quarter, this increase was offset by decreases in other categories of non-interest income including service charges and fees, net gains (losses) on securities and other non-interest income in the fourth quarter of 2025 compared to the third quarter of 2025.
•Non-interest expense for the fourth quarter of 2025 was $48.5 million compared to $48.1 million in the third quarter of 2025, with all categories remaining relatively flat quarter over quarter.
Regulatory capital ratios2
The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of December 31, 2025, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 13.2%2 and 15.9%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 10.9%2 compared to a 5% level to be considered well-capitalized.
Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of December 31, 2025, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 14.8%2 and 15.9%,2 respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 11.6%2 is considered to be well-capitalized.
For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.
About Burke & Herbert
Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.
Cautionary Note Regarding Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert and LINK regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction. Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert and LINK do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert and LINK. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and LINK and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and LINK; the outcome of any legal proceedings that may be instituted against Burke & Herbert or LINK; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Burke & Herbert and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LINK do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LINK’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s and LINK’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Burke & Herbert and LINK; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Burke & Herbert’s and LINK’s Quarterly Report on Form 10–Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and other reports Burke & Herbert and LINK file with the SEC.
Additional Information and Where to Find It
In connection with the proposed transaction, Burke & Herbert will file a registration statement on Form S-4 with the SEC to register the shares of Burke & Herbert common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of Burke & Herbert and LINK, which also constitutes a prospectus of Burke & Herbert, that will be sent to shareholders of Burke & Herbert and shareholders of LINK seeking certain approvals related to the proposed transaction. Each of Burke & Herbert and LINK may file with the SEC other relevant documents concerning the proposed transaction. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. INVESTORS AND SHAREHOLDERS OF BURKE & HERBERT AND LINK AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BURKE & HERBERT, LINK AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Burke & Herbert and LINK, without charge, at the SEC’s website www.sec.gov. Copies of documents filed with the SEC by Burke & Herbert will be made available free of charge in the “Investor Relations” section of Burke & Herbert’s website, www.burkeandherbertbank.com, under the heading “Financials.” Copies of documents filed with the SEC by LINK will be made available free of charge in the “Investor Relations” section of LINK’s website, www.linkbank.com, under the heading “Financials.” The information on Burke & Herbert’s or LINK’s respective websites is not, and shall not be deemed to be, a part of this presentation or incorporated into other filings either company makes with the SEC.
Participants in Solicitation
Burke & Herbert, LINK, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Burke & Herbert and shareholders of LINK in respect of the proposed transaction under the rules of the SEC. Information regarding Burke & Herbert’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 31, 2025, and certain other documents filed by Burke & Herbert with the SEC. Information regarding LINK’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2025, and certain other documents filed by LINK with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2025	2024	2025	2025	2024
Interest income
Taxable loans, including fees	$93,828	$97,903	$95,132	$382,794	$311,303
Tax-exempt loans, including fees	44	37	47	180	118
Taxable securities	8,955	9,868	9,062	36,807	39,817
Tax-exempt securities	5,295	3,191	4,863	17,364	10,243
Other interest income	3,018	1,794	2,105	7,848	4,680
Total interest income	111,140	112,793	111,209	444,993	366,161
Interest expense
Deposits	29,401	35,919	30,286	121,969	118,664
Short-term borrowings	4,471	3,383	4,379	16,480	14,189
Subordinated debt	2,320	2,754	2,748	10,527	7,412
Other interest expense	26	27	26	105	111
Total interest expense	36,218	42,083	37,439	149,081	140,376
Net interest income	74,922	70,710	73,770	295,912	225,785

Credit loss expense - loans and available-for-sale securities	135	960	574	2,326	20,475
Credit loss (recapture) - off-balance sheet credit exposures	1	(127)	(312)	(803)	3,745
Total provision for credit losses	136	833	262	1,523	24,220
Net interest income after credit loss expense	74,786	69,877	73,508	294,389	201,565

Non-interest income
Fiduciary and wealth management	2,923	2,429	2,664	10,455	8,411
Service charges and fees	2,002	1,742	2,070	8,197	6,719
Net gains (losses) on securities	(95)	744	212	156	1,357
Income from company-owned life insurance	2,803	1,887	1,152	8,130	4,686
Bank debit and other card revenue	3,164	3,064	3,192	12,264	9,772
Other non-interest income	837	1,925	2,295	6,917	5,221
Total non-interest income	11,634	11,791	11,585	46,119	36,166

Non-interest expense
Salaries and wages	20,332	25,818	20,848	83,441	77,089
Pensions and other employee benefits	4,889	4,840	4,429	18,521	17,186
Occupancy	3,396	3,630	3,479	14,441	11,577
Equipment rentals, depreciation and maintenance	3,733	4,531	3,908	15,825	23,174
Core deposit intangible amortization	3,684	4,298	3,683	15,553	11,460
ATM, card and network expense	1,107	2,099	1,200	4,753	5,398
FDIC and other regulatory assessments	926	829	976	3,904	3,329
Other operating	10,432	15,365	9,569	39,122	48,620
Total non-interest expense	48,499	61,410	48,092	195,560	197,833
Income before income taxes	37,921	20,258	37,001	144,948	39,898

Income tax expense	7,667	465	7,037	27,632	4,190
Net income	30,254	19,793	29,964	117,316	35,708
Preferred stock dividends	225	225	225	900	675
Net income applicable to common shares	$30,029	$19,568	$29,739	$116,416	$35,033

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	December 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$53,497	$35,554
Interest-earning deposits with banks	235,630	99,760
Cash and cash equivalents	289,127	135,314
Securities available-for-sale, at fair value	1,615,954	1,432,371
Restricted stock, at cost	42,187	33,559
Loans held-for-sale, at fair value	365	2,331
Loans	5,387,676	5,672,236
Allowance for credit losses	(67,823)	(68,040)
Net loans	5,319,853	5,604,196
Premises and equipment, net	136,809	132,270
Other real estate owned	2,884	2,783
Accrued interest receivable	35,442	34,454
Intangible assets	41,747	57,300
Goodwill	34,149	32,783
Company-owned life insurance	213,200	182,834
Other assets	188,909	161,990
Total Assets	$7,920,626	$7,812,185

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,336,380	$1,379,940
Interest-bearing deposits	5,067,561	5,135,299
Total deposits	6,403,941	6,515,239
Short-term borrowings	450,000	365,000
Subordinated debentures, net	70,222	94,872
Subordinated debentures owed to unconsolidated subsidiary trusts	17,268	17,013
Accrued interest and other liabilities	124,546	89,904
Total Liabilities	7,065,977	7,082,028

Shareholders’ Equity
Preferred stock and surplus	10,413	10,413
Common stock	7,800	7,770
Common stock, additional paid-in capital	405,922	401,172
Retained earnings	517,058	434,106
Accumulated other comprehensive income (loss)	(58,960)	(95,720)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	854,649	730,157
Total Liabilities and Shareholders’ Equity	$7,920,626	$7,812,185

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Interest-earning assets:
Loans:
Taxable loans	6.79%	6.76%	6.90%	6.96%	6.91%
Tax-exempt loans	7.03	6.78	5.90	5.90	5.87
Total loans	6.79	6.76	6.90	6.96	6.91
Interest-earning deposits and fed funds sold	3.83	4.33	4.68	5.76	4.48
Securities:
Taxable securities	3.78	3.86	3.83	3.85	3.82
Tax-exempt securities	4.27	4.17	4.20	3.85	3.55
Total securities	3.96	3.97	3.95	3.85	3.75
Total interest-earning assets	6.06%	6.11%	6.25%	6.31%	6.22%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2.07%	2.18%	2.21%	2.16%	2.51%
Money market & savings	1.94	2.02	2.01	2.02	1.60
Brokered CDs & time deposits	3.23	3.25	3.37	3.85	4.55
Total interest-bearing deposits	2.28	2.37	2.41	2.53	2.76
Borrowings:
Short-term borrowings	3.93	3.85	3.91	3.88	4.17
Subordinated debt borrowings and other	10.62	9.49	9.62	9.85	9.87
Total interest-bearing liabilities	2.54%	2.63%	2.68%	2.76%	2.98%

Taxable-equivalent net interest spread	3.52	3.48	3.57	3.55	3.24
Benefit from use of non-interest-bearing deposits	0.59	0.60	0.60	0.63	0.67
Taxable-equivalent net interest margin (non-GAAP1)	4.11%	4.08%	4.17%	4.18%	3.91%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024

Interest-earning assets:
Loans:
Taxable loans	$5,482,574	$5,584,315	$5,627,236	$5,651,937	$5,634,157
Tax-exempt loans	3,159	3,511	3,737	4,057	3,115
Total loans	5,485,733	5,587,826	5,630,973	5,655,994	5,637,272
Interest-earning deposits and fed funds sold	222,990	100,445	81,369	40,757	152,537
Securities:
Taxable securities	1,031,603	1,034,136	1,059,310	1,039,391	1,031,024
Tax-exempt securities	623,417	586,129	476,586	435,789	452,937
Total securities	1,655,020	1,620,265	1,535,896	1,475,180	1,483,961
Total interest-earning assets	$7,363,743	$7,308,536	$7,248,238	$7,171,931	$7,273,770

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,315,064	$2,278,587	$2,239,100	$2,216,243	$2,560,445
Money market & savings	1,705,028	1,660,401	1,648,338	1,633,307	1,366,276
Brokered CDs & time deposits	1,100,215	1,135,546	1,173,213	1,253,841	1,247,900
Total interest-bearing deposits	5,120,307	5,074,534	5,060,651	5,103,391	5,174,621
Borrowings:
Short-term borrowings	453,436	453,486	457,775	336,245	325,084
Subordinated debt borrowings and other	86,635	114,900	113,813	112,383	111,021
Total interest-bearing liabilities	$5,660,378	$5,642,920	$5,632,239	$5,552,019	$5,610,726

Non-interest-bearing deposits	$1,358,798	$1,338,188	$1,352,785	$1,371,615	$1,411,202

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024

Per common share information
Basic earnings	$2.00	$1.98	$1.98	$1.80	$1.31
Diluted earnings	1.98	1.97	1.97	1.80	1.30
Cash dividends	0.55	0.55	0.55	0.55	0.55
Book value	56.18	54.02	51.28	49.90	48.08
Tangible book value (non-GAAP1)	51.13	48.72	45.73	44.17	42.06

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,920,626	$7,889,037	$8,053,084	$7,838,090	$7,812,185
Average interest-earning assets	7,363,743	7,308,536	7,248,238	7,171,931	7,273,770
Loans (gross)	5,387,676	5,559,479	5,590,457	5,647,507	5,672,236
Loans (net)	5,319,853	5,491,875	5,523,201	5,579,754	5,604,196
Securities, available-for-sale, at fair value	1,615,954	1,598,407	1,522,611	1,436,869	1,432,371
Intangible assets	41,747	45,431	49,114	53,002	57,300
Goodwill	34,149	34,149	34,149	32,842	32,783
Non-interest-bearing deposits	1,336,380	1,358,250	1,363,617	1,382,427	1,379,940
Interest-bearing deposits	5,067,561	5,053,802	5,027,357	5,159,444	5,135,299
Deposits, total	6,403,941	6,412,052	6,390,974	6,541,871	6,515,239
Brokered deposits	64,410	124,386	132,098	246,902	244,802
Uninsured deposits	2,057,873	2,022,739	1,963,566	1,943,227	1,926,724
Short-term borrowings	450,000	450,000	650,000	300,000	365,000
Subordinated debt, net	87,490	86,110	114,692	113,289	111,885
Unused borrowing capacity [3]	4,556,923	4,153,137	4,075,313	4,082,879	4,092,378
Total equity	854,649	822,231	780,018	758,000	730,157
Total common equity	844,236	811,818	769,605	747,587	719,744
Accumulated other comprehensive income (loss)	(58,960)	(68,454)	(87,854)	(88,024)	(95,720)

Asset Quality
Provision for credit losses	$136	$262	$624	$501	$833
Net loan charge-offs	(84)	226	1,214	1,187	737
Allowance for credit losses	67,823	67,604	67,256	67,753	68,040
Total delinquencies [4]	37,080	34,722	29,056	86,223	38,213
Nonperforming loans [5]	74,236	89,051	85,531	64,756	38,368

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.
(4) Total delinquencies represent accruing loans 30 days or more past due.
(5) Includes non-accrual loans and loans 90 days past due and still accruing.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Income statement
Interest income	$111,140	$111,209	$111,858	$110,786	$112,793
Interest expense	36,218	37,439	37,625	37,799	42,083
Non-interest income	11,634	11,585	12,877	10,023	11,791
Total revenue (non-GAAP1)	86,556	85,355	87,110	83,010	82,501
Non-interest expense	48,499	48,092	49,305	49,664	61,410
Pretax, pre-provision earnings (non-GAAP1)	38,057	37,263	37,805	33,346	21,091
Provision for (recapture of) credit losses	136	262	624	501	833
Income before income taxes	37,921	37,001	37,181	32,845	20,258
Income tax expense	7,667	7,037	7,284	5,644	465
Net income	30,254	29,964	29,897	27,201	19,793
Preferred stock dividends	225	225	225	225	225
Net income applicable to common shares	$30,029	$29,739	$29,672	$26,976	$19,568

Ratios
Return on average assets (annualized)	1.49%	1.50%	1.51%	1.41%	1.00%
Return on average equity (annualized)	14.14	14.88	15.50	14.57	10.49
Net interest margin (non-GAAP1)	4.11	4.08	4.17	4.18	3.91
Efficiency ratio	56.03	56.34	56.60	59.83	74.44
Loan-to-deposit ratio	84.13	86.70	87.47	86.33	87.06
Consolidated Common Equity Tier 1 (CET1) capital ratio [2]	13.20	12.79	12.22	11.77	11.53
Consolidated Total risk-based capital ratio [2]	15.87	15.44	15.27	14.79	14.57
Consolidated Leverage ratio[2]	10.92	10.71	10.42	10.12	9.80
Allowance coverage ratio	1.26	1.22	1.20	1.20	1.20
Allowance for credit losses as a percentage of non-performing loans	91.36	75.92	78.63	104.63	177.34
Non-performing loans as a percentage of total loans	1.38	1.60	1.53	1.15	0.68
Non-performing assets as a percentage of total assets	0.97	1.16	1.10	0.86	0.53
Net charge-offs to average loans (annualized)	-0.6 bps	1.6 bps	8.6 bps	8.5 bps	5.2 bps

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Net income applicable to common shares	$30,029	$29,739	$29,672	$26,976	$19,568
Add back significant items (tax effected):
Merger-related	—	—	—	—	7,069
Total significant items	—	—	—	—	7,069
Operating net income	$30,029	$29,739	$29,672	$26,976	$26,637

Weighted average dilutive shares	15,139,792	15,112,413	15,023,807	15,026,376	15,038,442
Adjusted diluted EPS	$1.98	$1.97	$1.97	$1.80	$1.77

Non-interest expense	$48,499	$48,092	$49,305	$49,664	$61,410
Remove significant items:
Merger-related	—	—	—	—	8,948
Total significant items	$—	$—	$—	$—	$8,948
Adjusted non-interest expense	$48,499	$48,092	$49,305	$49,664	$52,462

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Interest income	$111,140	$111,209	$111,858	$110,786	$112,793
Interest expense	36,218	37,439	37,625	37,799	42,083
Non-interest income	11,634	11,585	12,877	10,023	11,791
Total revenue (non-GAAP1)	$86,556	$85,355	$87,110	$83,010	$82,501

Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Income before taxes	$37,921	$37,001	$37,181	$32,845	$20,258
Provision for (recapture of) credit losses	136	262	624	501	833
Pretax, pre-provision earnings (non-GAAP1)	$38,057	$37,263	$37,805	$33,346	$21,091

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Common shareholders' equity	$844,236	$811,818	$769,605	$747,587	$719,744
Less:
Intangible assets	41,747	45,431	49,114	53,002	57,300
Goodwill	34,149	34,149	34,149	32,842	32,783
Tangible common equity (non-GAAP1)	$768,340	$732,238	$686,342	$661,743	$629,661
Shares outstanding at end of period	15,028,524	15,028,524	15,007,712	14,982,807	14,969,104
Tangible book value per common share	$51.13	$48.72	$45.73	$44.17	$42.06

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from shareholders' equity and retain the effect of accumulated other comprehensive income/(loss) in shareholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Net interest income	$74,922	$73,770	$74,233	$72,987	$70,710
Taxable-equivalent adjustments	1,420	1,305	1,059	881	858
Net interest income (Fully Taxable-Equivalent - FTE)	$76,342	$75,075	$75,292	$73,868	$71,568

Average interest-earning assets	$7,363,743	$7,308,536	$7,248,238	$7,171,931	$7,273,770
Net interest margin (non-GAAP1)	4.11%	4.08%	4.17%	4.18%	3.91%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.